Exhibit 10.3

AMENDED AND RESTATED STOCK INCENTIVE PLAN

Effective as of May 11, 2015 (the “Effective Date”)

Amended and Restated as of 25 August, 2017

1.                                       Purpose.  Entasis Therapeutics Limited, a company incorporated in England and Wales (registered number 9475809) whose registered office is at One Ashely Road, 3rd Floor, Altrincham, Cheshire WA14 2DT, United Kingdom (the “Company”) hereby adopts the Entasis Therapeutics Limited Stock Incentive Plan (the “Plan”), effective as of the Effective Date.  The Plan is intended to recognize the contributions made to the Company by its employees, directors, consultants and advisors of the Company or any of its Affiliates, to provide such persons with additional incentive to devote themselves to the future success of the Company or its Affiliates and to improve the ability of the Company and its Affiliates to attract, retain, and motivate individuals upon whom the sustained growth and financial success of the Company and its Affiliates depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.  To this end, the Plan provides for the grant of share options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals established by the Committee for purposes of the Plan.  Share options granted under the Plan may be Non-qualified Stock Options or ISOs, as provided herein, except that share options granted to any person who is not an employee of the Company or any of its Affiliates shall in all cases be Non-qualified Stock Options.

2.                                       Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)                                 “Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

(b)                                 “Articles” means the articles of association of the Company.

(c)                                  “Award” means an award of Restricted Stock, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights granted under the Plan, designated by the Committee at the time of such grant as an Award, and containing the terms specified herein for Awards.

(d)                                 “Award Document” means the document described in 9 that sets forth the terms and conditions of each grant of an Award.

(e)                                  “Board of Directors” means the Board of Directors of the Company.

(f)                                   “Business Day” means a day (not being a Saturday or Sunday) on which banks generally are open in London and New York for the transaction of general banking business.

(g)                                  “Change of Control” shall have the meaning as set forth in Section 10.

(h)                                 “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

(i)                                     “Committee” shall have the meaning set forth in Section 3(a).

(j)                                    “Common Stock” and “shares of Common Stock” means the ordinary shares of US $0.20 each in the capital of the Company.

(k)                                 “Company” has the meaning given to it in Section 1.

(l)                                     “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(m)                             “Dividend Equivalent Right” means a right, granted to a Grantee under Section 9(d) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of Stock, or other periodic payments.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

(o)                                 “Fair Market Value” shall mean:

(i)                                     If the Stock is traded on a national or international securities exchange  on the relevant date, then the Fair Market Value per share shall be the average of the middle market quotations for the Stock per share on such exchange for the three immediately preceding days on which such exchange is open for the transaction of business; or

(ii)                                  If the Stock is not so traded on the relevant date, the Fair Market Value shall be determined in good faith by the Committee in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992.

(p)                                 “Grantee” means a person who is granted Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights.

(q)                                 “ISO” means an Option granted under the Plan that is intended to qualify, and does qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(r)                                    “Non-qualified Stock Option” means an Option granted under the Plan that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(s)                                   “Option” means either an ISO or a Non-qualified Stock Option granted under the Plan.

(t)                                    “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(u)                                 “Option Document” means the document described in Section 8 that sets forth the terms and conditions of each grant of Options.

(v)                                 “Option Price” means the price at which Stock may be purchased upon exercise of an Option, as calculated pursuant to Section 8.

(w)                               “Phantom Stock” means the right, granted pursuant to Section 9(c) of the Plan, to receive in cash the Fair Market Value of a share of Common Stock.

(x)                                 “Relevant Taxes” means any Taxes for which the Company (or any employer or former employer of the relevant Optionee or Grantee) is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of or in respect of:

(i)                                     any Option (including its grant, exercise, assignment or surrender) or other Award; or

(ii)                                  any Shares held, designated or earmarked to satisfy any Option or Award, issued or acquired on any exercise of any Option or vesting of any Option or Award or issued or acquired in consideration of the assignment or surrender of any Option or Award; or

(iii)                               any failure by the relevant Optionee or Grantee to make good any Taxes for which the Company (or any employer or former employer of the relevant Optionee or Grantee) is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of or in respect of the matters referred to in (i) or (ii) above.

(y)                                 “Restricted Stock” means Shares issued to a person pursuant to an Award.

(z)                                  “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a grantee under Section 9(b) of the Plan.

(aa)                          “Shareholders’ Agreement” means the amended and restated Shareholders’ Agreement relating to the Company entered into by certain shareholders of the Company and the Company dated August 25, 2017, as amended from time to time.

(bb)                          “Stamp Duties” means any stamp, capital, registration, issuance or transfer duties or Taxes (including United Kingdom stamp duty and stamp duty reserve tax) and all penalties, charges, surcharges, fines, costs and interest relating thereto.

(cc)                            “Stock” or “Shares” means the shares of Common Stock that are the subject of Options or Awards.

(dd)                          “Stock Appreciation Rights” or “SAR” means a right granted to a grantee under Section 9(a) of the Plan.

(ee)                            “Tax” or “Taxes” means any form of tax, levy, impost or duty and any similar charge, contribution, withholding or deduction and all penalties, charges, surcharges, fines, costs and interest included in or relating to any of the foregoing or to any obligation in respect of any of the foregoing.

Reference herein to times of day are to Eastern Standard Time.

3.                                       Administration of the Plan.

(a)                                 Committee. The Plan shall be administered by the Board of Directors, or, in the discretion of the Board of Directors, by a committee established by the Board for these purposes.  Any such committee or the Board itself in its capacity as administrator of the Plan is referred to herein as the “Committee.”  The Board of Directors may from time to time remove members from, or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

(b)                                 Meetings. The Committee shall hold meetings at such times and places as it may determine (but subject to compliance with any provisions of the Articles or the Shareholders’ Agreement, including clause 5.2.1 of the Shareholders’ Agreement, relating to the place(s) in which meetings of the Board of Directors are to be held). Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(c)                                  Grants. The Committee shall from time to time at its discretion direct the Company to grant Options or Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees and Grantees to whom and the times at which Options and Awards shall be granted, (ii) determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto, (iv) determine the number of Shares to be granted pursuant to each Award and (v) approve the form and terms and conditions of the Option Documents and of each Award; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee’s or Grantee’s services and responsibilities, the Optionee’s or Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

(d)                                 Grants prohibited.  No Option or Award may be granted at any time when such grant would be prohibited by or in breach of any applicable law or any non-statutory guidelines or code which applies to the Company or with which the Committee has resolved to comply.

(e)                                  Exculpation of Committee. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards thereunder except to the extent such exculpation is prohibited by provisions of applicable law; provided, however, that the provisions of this Section 3(e) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of any Taxes.

(f)                                   Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Articles in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

(g)                                  Exculpation of Company and Affiliates.

(i)                                     The Company and its Affiliates shall have no liability to any Optionee, Grantee or other person for the loss of any right, benefit or expected benefit under the Plan, if the loss arises from the way in which the Committee exercises (or does not exercise) any discretion the Committee has under the Plan, including under Section 3(c).  This exclusion of liability applies even if the exercise (or non-exercise) of discretion is, or appears to be, irrational or perverse and/or breaches, or is claimed to breach, any implied term of any Option or Award or any contract between the Optionee or Grantee and his employer. To the extent that such an implied term is inconsistent with this Section 3(g)(i), it is expressly excluded.

(ii)                                  No Optionee or Grantee may bring any claim for compensation or damages from the Company or any of its Affiliates, or seek an order for specific performance of any Option or Award or any other remedy, in respect of any exercise (or non-exercise) of discretion by the Board for which liability is excluded under Section 3(g)(i).

(iii)                               Sections 3(g)(i) and 3(g)(ii) do not apply to the extent that the relevant loss or claim relates to any breach of an express provision of the Plan which limits the way in which the Board may exercise any relevant discretion.

(iv)                              By participating in the Plan, each Optionee or Grantee is deemed to agree to Sections 3(g)(i) and 3(g)(ii).

4.                                       Grants of Options under the Plan. A Non-Qualified Stock Option is an award in the form of an option to purchase shares of Common Stock that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code. An ISO is an award in the form of an option to purchase shares of Common Stock that is intended to comply with the requirements of Code Section 422, or any successor section of the Code.  Grants of Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

5.                                       Eligibility. All employees (including employees who are members of the Board of Directors or its Affiliates), directors, consultants and advisors of the Company or its Affiliates shall be eligible to receive Options or Awards hereunder; provided, that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.

6.                                       Shares Subject to Plan.

(a)                                 The aggregate maximum number of Shares for which Options or Awards may be granted pursuant to the Plan is seventeen million one hundred seven ninety seven (17,107,097) adjusted as provided in Section 11. The Shares shall be issued only from authorized and unissued Ordinary Share capital of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if any Award is canceled or forfeited pursuant to the terms of an Award, the Shares for which the Option was not exercised or that were canceled or forfeited pursuant to the Award may again be the subject of an Option or Award granted pursuant to the Plan.

(b)                                 Shares covered by an Award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards of Options shall be counted against the limit set forth in Section 6(a).  With respect to SARs, the number of Shares subject to an award of SARs or Phantom Stock will be counted against the aggregate number of Shares available for issuance under the Plan regardless of the number of Shares actually issued to settle the SAR upon exercise.  If any Shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Common Stock subject thereto or is settled in cash in lieu of Common Stock, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such Shares were counted against the limit set forth in this section.

7.                                       Term of the Plan. No Option or Award may be granted under the Plan on or after the tenth anniversary of the Effective Date.

8.                                       Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.

(a)                                 Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. The maximum number of Shares for which Options may be granted to any single Optionee in any calendar year, adjusted as provided in Section 11, shall be seventeen million one hundred seven ninety seven (17,107,097).

(b)                                 Option Price. Each Option Document shall state the Option Price, which shall be an amount at least equal to the greater of:

(i)                                     100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 8(b); provided, however, that if an ISO is granted to an Optionee who then owns or is deemed for the purposes of the Code to own, directly or by attribution under Section 424(d) of the Code, shares of the Company possessing more than 10% of the total combined voting power of all classes of share of the Company or an Affiliate, then in any such case the above reference to 100% shall instead be deemed to be a reference to  110%; and

(ii)                                  the nominal value of the Shares over which the relevant Option is granted.

(c)                                  Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Act”)) contain the

Optionee’s acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale that, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action that would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 8(c) has occurred.

(d)                                 Exercise Prohibited.  No Option may be exercised at any time when such exercise would be prohibited by or in breach of any applicable law or any non-statutory guidelines or code which applies to the Company or with which the Committee has resolved to comply.

(e)                                  Stamp Duties on Exercise.  The relevant Optionee shall be responsible for paying, and shall indemnify the Company promptly against, any Stamp Duties paid or required to be paid in connection with any exercise of an Option.

(f)                                   Medium of Payment.

(i)                                     An Optionee shall pay for Shares (1) in cash, (2) by certified check payable to the order of the Company or (3) by such other mode of payment as the Committee may approve, including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or payment by the issue of a promissory note by the Optionee to the Company, provided that in the case of any form of non-monetary payment the Committee is satisfied that the consideration provided has a fair market value at least equal to the Option Price required to be paid for the Shares.

(ii)                                  The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any Taxes which are required to be paid by the Optionee in connection with such exercise.

(iii)                               If the exercise price is paid in whole or part with Optionee’s promissory note, such note shall (i) have a principal amount at least equal to the Option Price or the relevant part thereof, (ii) provide for full recourse to the Optionee, (iii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iv) bear interest at the prime rate of the Company’s principal lender, and (v) contain such other terms as the Board in its sole discretion may reasonably require.

(iv)                              Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then (i) the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares of Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least equal to the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of

Common Stock, accompanied by stock transfer forms duly endorsed in blank by the Optionee and (ii) the Optionee shall be responsible for paying, and shall indemnify the Company promptly against, any Stamp Duties paid or required to be paid in connection with such delivery of Common Stock. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

(g)                              Termination of Options.

(i)                                     No Option shall be exercisable after the first to occur of the following:

(1)                                 Expiration of the Option term specified in the Option Document, which shall not exceed (i) ten years from the date of grant, or (ii) five years from the date of grant of an ISO if the Optionee on the date of grant owns or is deemed for the purposes of the Code to own, directly or by attribution under Section 424(d) of the Code, shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of share of the Company or of an Affiliate;

(2)                                 Subject to Section 10 of this Plan, the expiration of ninety (90) days from the date the Optionee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or by the Company or an Affiliate for Cause as set forth in Section 8(g)(4) or Section 10 below;

(3)                                 Expiration of one year from the date the Optionee’s employment or service with the Company or its Affiliate terminates due to the Optionee’s Disability or death;

(4)                                 Immediately as of the date the Optionee’s employment or service terminates by the Company or an Affiliate for Cause.  For purposes of this Plan and unless otherwise defined in the Optionee’s employment, consulting or other agreement entered into by and between the Optionee and the Company or an Affiliate, “Cause” shall mean a finding by the Committee, after full consideration of the facts presented on behalf of both the Company or Affiliate and the Optionee, that the Optionee has (i) committed a material and serious breach or neglect of Optionee’s responsibilities to the Company or any of its Affiliates; (ii) materially breached his or her employment or service contract with the Company or an Affiliate; (iii) committed a willful violation or disregard of standards of conduct established by law; committed fraud, willful misconduct, misappropriation of funds or other dishonesty which has the effect of injuring (whether financial or otherwise) the business or reputation of the Company; (v) been convicted of a crime of moral turpitude; or (vi) performed work or provided advice to another company, as an employee, consultant or in any other similar capacity, while still an employee of the Company or any of its Affiliates, without the prior written consent of the Company, then the Option shall terminate on the date of such finding. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

(5)                                 The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 10 hereof.

(ii)                                  Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Option Documents, as they may be amended, provided that any change pursuant to this Section 8(e)(ii) that would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

(iii)                               During the period in which an Option may be exercised after the termination of the Optionee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Optionee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Option Document.

(h)                                 Transfers.

(i)                                     Subject to subsection (ii) below, no Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her.

(ii)                                  Notwithstanding subsection (i) above, a Non-qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(i)                                     Holding Period.  No Option may be exercised except to the extent the Option has become vested pursuant to its terms.

(j)                                    Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000.

(k)                                 Other Provisions. The Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(l)                                     Amendment. The Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 10.

9.                                       Award Documents and Terms. Awards shall be evidenced by an Award Document in such form as the Committee shall from time to time approve, which Award Document shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Grantee shall not have any rights with respect to an Award until and unless such Grantee shall have executed an Award Document containing the terms and conditions determined by the Committee.

(a)                                 Stock Appreciation Rights.

(i)                                     An SAR is an Award in the form of a right to receive cash or Common Stock, upon surrender of the SAR, in an amount equal to the appreciation in the value of the Common Stock over a base price established in the Award. A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Common Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Common Stock on the SAR Grant Date.

(ii)                                  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

(iii)                               Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of not more than ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

(iv)                              Holders of an SAR shall have no rights as stockholders of the Company. Holders of an SAR shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

(v)                                 A holder of an SAR shall have no rights other than those of a general creditor of the Company. An SAR represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(vi)                              Unless the Committee otherwise provides in an Award Agreement, in the event that a Grantee’s employment with the Company or an Affiliate terminates for any reason other than because of death or Disability, any SAR held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s SAR shall immediately lapse, unless otherwise provided in the Award.  Upon forfeiture of an SAR, the Grantee shall have no further rights with respect to such Award.

(vii)                           Except as provided in this Section 9, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR.  Except as provided in this Section 9, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

(viii)                        If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this section, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this section or by will or the laws of descent and distribution.

(b)                                 Restricted Stock and Restricted Stock Units.

(i)                                     Restricted Stock is an Award of shares of Common Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine. In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any participant subject to the same conditions and restrictions as the Committee would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Common Stock.  Each Award Document shall state the number of shares of Restricted Stock or Restricted Stock Units to which it pertains.  No cash or other consideration shall be required to be paid by a Grantee for an Award.

(ii)                                  At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

(iii)                               The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. In the alternative, the Company may make a book entry registration evidencing a Grantee’s ownership of shares of Restricted Stock.

(iv)                              Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

(v)                                 Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Common Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid.

(vi)                              A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(vii)                           Unless the Committee otherwise provides in an Award Agreement, in the event that a Grantee’s employment with the Company or an Affiliate terminates for any reason other than because of death or Disability, any Restricted Stock or Restricted Stock Units held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Restricted Stock shall immediately lapse, unless otherwise provided in the Award Document.  Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

(viii)                        Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. The restrictions upon such Restricted Stock or Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is, and has continuously been an employee of the Company or its Affiliate from the date such Award was granted. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

(ix)                              The Committee may, in its sole discretion, grant an unrestricted stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

(x)                                 Restricted Stock and Restricted Stock Units are intended to constitute property that is subject to a substantial risk of forfeiture during the restricted period, and subject to federal income tax in accordance with section 83 of the Code.  Section 83 generally provides that Grantee will recognize compensation income with respect to each installment of the Restricted Stock on the Vesting Date in an amount equal to the then fair market value of the shares for which restrictions have lapsed.  Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the Date of Grant in an amount equal to the fair market value of the Restricted Stock subject to the election on the Date of Grant.  Such election must be made within 30 days of the Date of Grant and Grantee shall immediately notify the Company if such an election is made.

(c)                                  Phantom Stock.

(i)                                     Phantom Stock is an Award in the form of a right to receive cash or Stock, upon surrender of the Phantom Stock, in an amount equal to Fair Market Value of the Common Stock plus the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests. Each Award Document shall state the number of shares of Phantom Stock to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

(ii)                                  At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to the Award are satisfied, and except as otherwise provided in the Plan, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(iii)                               Upon the vesting of a share of Phantom Stock, the Grantee shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(iv)                              At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

(v)                                 Holders of Phantom Stock shall have no rights as stockholders of the Company. Holders of Phantom Stock shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

(vi)                              Holders of Phantom Stock shall have no rights other than those of a general creditor of the Company. Phantom Stock represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(vii)                           Subject to such other provisions as the Committee may set forth in the Award Document, in the event that a Grantee’s employment with the Company or an Affiliate terminates for any reason other than because of death or Disability, any Phantom Stock held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Phantom Stock shall immediately lapse, unless otherwise provided in the Award Document.  Upon forfeiture of Phantom Stock, the Grantee shall have no further rights with respect to such Award.

(viii)                        Except as provided in this Section 9(C), during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise Phantom Stock. Except as provided in this Section 9(c), no Phantom Stock shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

(ix)                              If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of Phantom Stock to any Family Member. For the purpose of this Section 9(c), a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this section, any such Phantom Stock shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Phantom Stock are prohibited except to Family Members of the original Grantee in accordance with this section or by will or the laws of descent and distribution.

(d)                                 Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in the Award Document governing such Dividend Equivalent Right if such shares had been issued to and held by the Grantee. A Dividend Equivalent Right may be granted hereunder to any Grantee.  A Dividend Equivalent Right may be awarded by the Committee on a free-standing basis or in connection with another Award granted to a Grantee.  In order for a Grantee to be entitled to Dividend Equivalent Rights in connection with another Award granted to the Grantee, the Award Document must expressly state so and must include all of the terms and conditions applicable to such Dividend Equivalent Rights. Credits that accrue to a Grantee of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents, which shall be determined in the sole discretion of the Committee and set forth in the governing Award Document. Any reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash, Common Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as in connection with another Award may provide that such Dividend Equivalent Rights shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted in connection with another Award may also contain terms and conditions different from such other Award. Except as may otherwise be provided by the Committee in the Award Document, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of service for any reason.

10.                                Change of Control. Subject to any contrary provision made in any Option Document or Award Agreement, in the event of a Change of Control, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the vesting, expiration or termination date or the date of exercisability in any Option Documents, or removing any restrictions from or imposing any additional restrictions on any outstanding Awards.  Except as set forth in any Option Document or Award Agreement, a “Change of Control” shall be deemed to occur on the first to occur of the following:

(a)                                 a person obtaining Control of the Company within the meaning of section 719 of the UK Income Tax (Earnings and Pensions Act) 2003 either (i) following an offer to acquire the whole of the share capital of the Company; or (ii) on completion of a share sale and purchase agreement with the shareholders of the Company; or (iii) in any other circumstances or as a result of any other transaction or series of related transactions;

(b)                                 the consummation of a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

(c)                                  the consummation of a sale or other disposition of all or substantially all of the assets of the Company;

(d)                                 the consummation of a merger or consolidation of the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation;

(e)                                  the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan becomes effective, shall have been the beneficial owner (as defined in the Exchange Act) of a majority of the outstanding Common Stock and any affiliate of such person) shall have become the beneficial owner (as defined in the Exchange Act) of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock.  For purposes of this definition, “affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the referenced person.

11.                                Adjustments on Changes in Capitalization. The aggregate number of Shares and class of Shares as to which Options and Awards may be granted hereunder, the limitation as to grants to individuals set forth in Section 8(a) hereof, the number of Shares covered by each outstanding Option or Award, and the Option Price for each related outstanding Option, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 10 hereof and provided further that no adjustment shall be made which would reduce the Option Price under any Option to subscribe for Common Stock below the nominal value of a share of Common Stock unless and to the extent that the Board:

(a) is authorized to capitalize from the reserves of the Company a sum equal to the amount by which the nominal value of the Common Stock subject to the Option exceeds the adjusted Option Price; and

(b) applies such sum (if any) in paying up the amount by which the aggregate nominal value of the shares of Common Stock in respect of which the Option is being exercised exceeds the total Option Price for such shares.

12.                                Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not: (i) change the class of individuals eligible to receive an ISO, (ii) increase the maximum number of Shares as to which Options or Awards may be granted, or (iii) make any other change or amendment as to which stockholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by (A) vote of a majority of the votes cast at a duly called meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, or (B) a method and in a degree that would be treated as adequate under applicable state law for actions requiring stockholder approval, including, without limitation, by written consent of stockholders constituting a majority of the voting power of all shares of outstanding voting stock of the Company entitled to vote. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Optionee or Grantee.

13.                                No Commitment to Retain. The grant of an Option or Award shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee in the employment of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

14.                                Taxes.

(a)                                 To the extent permitted by law, each Optionee or Grantee shall be responsible for paying, and shall promptly indemnify the Company (and his employer or former employer, as appropriate) against, any Relevant Taxes.  Each Optionee or Grantee shall promptly enter into any arrangements, undertakings, elections or notices reasonably requested by the Company for the purpose of ensuring that such Optionee or Grantee bears any Relevant Taxes and/or that any Relevant Taxes are minimised.

(b)                                 The Company (and the relevant Optionee’s or Grantee’s employer or former employer, as appropriate) shall be entitled to recover the amount of any Relevant Taxes by:

(i)                                     deducting the amount thereof from any sums of whatever nature otherwise payable to the Optionee or Grantee; and/or

(ii)                                  selling on behalf of the relevant Optionee or Grantee any or all of the Shares that would otherwise be required to be issued or delivered to such Optionee in connection with the Plan and retaining the net proceeds of sale (after expenses) to the extent required to reimburse the Company (or the relevant Optionee’s employer or former employer, as appropriate) for any Relevant Taxes.  Any balance of such net proceeds of sale shall be paid to the relevant Optionee.

(c)                                  The Company shall have the right to take whatever other action it deems necessary to protect its interests with respect to Taxes.

(d)                                 The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s or Grantee’s compliance, to the Company’s satisfaction, with any requirements relating to Taxes.

15.                                Source of Shares; Fractional Shares.  The Common Stock that may be issued (which term includes Common Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Stock. No fractional shares of Stock shall be issued under the Plan, and shares issued shall be rounded down to the nearest whole share, but fractional interests may be accumulated pursuant to the terms of an Award.

16.                                Deferred Arrangements.  The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Common Stock equivalents.  Any such deferrals shall be made in a manner that complies with Code Section 409A.

17.                                Section 409A.  The Committee intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to all Awards hereunder. To this end, the determination of Fair Market Value shall be in all cases established using a procedure that complies with the provisions of Section 409A and Treasury Regulations under which guidance on this determination is provided.  If and to the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

18.                                Unfunded Status of Plan.  The Plan shall be unfunded. Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.

19.                                Relationship with Employment Contract.

(a)                                 The rights and obligations of any Optionee or Grantee under the terms of his office or employment with the Company or any of its Affiliates shall not be affected by being an Optionee or Grantee.

(b)                                 The value of any benefit realised under the Plan by any Optionee or Grantee shall not be taken into account in determining any pension or similar entitlements.

(c)                                  Optionees, Grantees and employees shall have no rights to compensation or damages on account of any loss in respect of Options, Awards or the Plan where such loss arises (or is claimed to arise), in whole or in part, from termination of office or employment with, or notice to terminate office or employment given by or to, the Company or any of its Affiliates.

(d)                                 Optionees, Grantees and employees shall have no rights to compensation or damages from the Company or any of its Affiliates on account of any loss in respect of Options, Awards or the Plan where such loss arises (or is claimed to arise), in whole or in part, from any change in the ownership of the Company or any of its Affiliates or the transfer of any business from the Company or any of its Affiliates to any person.

20.                                Notices.

(a)                                 Unless provided otherwise in an Option Document or Award Agreement, any notice or other communication given under or in connection with the Plan shall be in writing and shall be delivered by hand or by next working day courier or delivery service at:

(i)                                     in the case of the Company, 2 Kingdom Street, London W2 6BD, provided the notice is marked for the attention of the “Stock Incentive Plan Committee”;

(ii)                                  in the case of an Optionee or Grantee, at the address for the Optionee or Grantee then appearing on the records of the Company; and

(iii)                               if the Optionee or Grantee has died, and notice of the appointment of personal representatives (including their address) has been given to the Company, at such address.

(b)                                 Any notice or other communication given under this Section 22 shall be deemed to have been received:

(i)                                     if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address; and

(ii)                                  if sent by next working day courier or delivery service, at 9.00 am on the second Business Day after sending.

21.                                Third party rights.  A person who is not a party to an Option or Award shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999, except that any Affiliate and any employer or former employer of any Optionee or Grantee which is expressed to have rights under this Plan or any Option or Award shall have such rights.  This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

22.                                Data protection.  In accepting the grant of an Option or Award or by participating in the Plan, each Optionee or Grantee consents to the collection, holding, processing and transfer of any personal information which could identify such Optionee or Grantee or other personal data (“Personal Data”) by the Company or any of its subsidiaries from time for all purposes connected with the operation of the Plan, including holding and maintaining details of the Options or Awards granted to such Optionee or Grantee and sharing such Personal Data with any bona fide prospective buyer of or investor in the Company.

23.                                Governing Law.  This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

24.                                Jurisdiction.

(a)                                 Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or any Option or Award (including non-contractual disputes or claims).

(b)                                 Each party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with the Plan or any Option or Award being served on it in accordance with the provisions of the Plan relating to service of notices.